                                                                   EXHIBIT 16.2


[Arthur Andersen Letterhead]




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



May 13, 2002

Ladies and Gentlemen:

We have read the statements included in Item 4 of Amendment No. 1 to the Current Report on Form 8-K dated May 13, 2002 of Choice Hotels International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very Truly Yours,


/s/ Arthur Andersen LLP